Q1 2026 Letter to Shareholders May 7, 2026 yelp-ir.com Q4 and Full Year 2024 Letter to Shareholder s EXHIBIT 99.2

Ye lp Q 1 20 26 2 24 Note: Amounts reported in this letter, including margins, are rounded. The year-over-year percentage changes are calculated based on reported financial statements and metrics and, accordingly, may not recalculate using the rounded amounts presented. Refer to “Key Financial and Operational Metrics” for metric definitions. 1 Refer to “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for further details, including definitions of each “non-GAAP measure” presented, and a reconciliation of the “non-GAAP measures” presented to the most directly comparable measures prepared under generally accepted accounting principles in the United States (“GAAP”). ² Yelp has not reconciled its adjusted EBITDA outlook to net income (loss) under GAAP because it does not provide an outlook for GAAP net income (loss) due to the uncertainty and potential variability of other income, net and provision for (benefit from) income taxes, which are reconciling items between adjusted EBITDA and GAAP net income (loss). Because Yelp cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP net income (loss). For more information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below. First Quarter 2026 Financial Highlights > Net revenue was $361 million, up 1% from the first quarter of 2025 and $6 million above the high end of our first quarter outlook range, primarily driven by 75% year-over-year growth in other revenue and a 1% year-over-year increase in advertising revenue from Services businesses, partially offset by an 11% year-over-year decrease in advertising revenue from Restaurant, Retail & Other (“RR&O”) businesses. > Net income was $18 million, or $0.30 per diluted share, compared to net income of $24 million, or $0.36 per diluted share, in the first quarter of 2025. Net income margin decreased two percentage points from the first quarter of 2025 to 5%. > Adjusted EBITDA¹ was $79 million, a decrease of $6 million, or 7%, compared to the first quarter of 2025 and $16 million above the high end of our outlook range. Adjusted EBITDA margin1 decreased two percentage points from the first quarter of 2025 to 22%. > Cash provided by operating activities was $58 million during the first quarter, and we ended the quarter with cash and cash equivalents of $110 million. > In the first quarter, we repurchased approximately 5.1 million shares at an aggregate cost of $125 million. > We continue to believe in the long-term opportunities ahead and our team’s ability to capture them. In 2026, we continue to expect net revenue to be in the range of $1.455 billion to $1.475 billion and adjusted EBITDA to be in the range of $310 million to $330 million.2 We are also targeting an annual run rate of $250 million in other revenue by the end of 2028. 19% 17% Net Revenue +1% $359M $361M 1Q25 1Q26 Average CPC, y/y +8% 1Q25 1Q26 Paying Advertising Locations -6% 517k 485k 1Q25 1Q26 Services RR&O Adjusted EBITDA¹ -7% $85M $79M 1Q25 1Q26 M ar gi n 24% 22%8% 7% M ar gi n Net Income -27% $24M $18M 1Q25 1Q26 57 Ad Clicks, y/y -10% 1Q25 1Q26

Ye lp Q 1 20 26 3 24 Dear fellow shareholders, Yelp continued to accelerate its AI transformation in the first quarter, as our team focused on making local discovery increasingly conversational, delivering tools to help businesses succeed, and expanding the reach of our trusted content through new partnerships. This progress was reflected in our recent rollout of more than 35 new features and updates, including a new Yelp Assistant that now works across all categories. At the same time, consumers and local businesses continued to face a challenging economic environment. Yelp delivered modest revenue growth in the first quarter, driven by broad strength in other revenue and growth in ad revenue from Services businesses. While we anticipate these economic headwinds will persist throughout the year, we remain confident that our strategic initiatives will continue to transform Yelp and position us to drive long-term profitable growth. +2 ppt 3% 4% 2Q22 2Q23 Net Income Margin

Ye lp Q 1 20 26 4 24 Q1 Results Net revenue increased by 1% year over year to $361 million, $6 million above the high end of our outlook range. Net income decreased by 27% year over year to $18 million, representing a 5% net income margin. Adjusted EBITDA decreased by 7% year over year to $79 million, $16 million above the high end of our outlook range, representing a 22% adjusted EBITDA margin. Underlying our top line results, advertising revenue from Services businesses increased by 1% year over year to $234 million, driven by a slight increase in ad clicks. Advertiser demand remained relatively stable, as reflected in an increase in average revenue per location,1 partially offset by a decrease in paying advertising locations. Together with increased consumer activity, this drove a modest decrease in average cost-per-click ("CPC"). Advertising revenue from RR&O businesses decreased by 11% year over year, driven by a decrease in ad clicks, partially offset by an increase in average CPC as advertiser demand outpaced consumer demand. These results, as well as decreases in both RR&O paying advertising locations and average revenue per location, reflect the challenging operating environment for local businesses in these categories and, to a lesser extent, competitive pressures from food ordering and delivery providers. Total paying advertising locations decreased by 6% year over year, while average revenue per location increased to a near-record level. Ad clicks decreased by 10% year over year, driven by lower consumer demand in RR&O categories. Average CPC increased by 8%, as the increase in average CPC for RR&O businesses offset the decrease for Services businesses. In addition, Services ad clicks, which generally have higher CPCs, comprised a greater portion of total ad clicks compared to the prior-year period. Other revenue increased by 75% year over year to a record $29 million, driven by the inclusion of revenue generated by Hatchify Inc. (“Hatch”), which we acquired in February, as well as significant growth in revenue from data licensing and food ordering. 1 Services or RR&O advertising revenue divided by Services or RR&O paying advertising locations, respectively, as applicable. +1% $232M $234M 1Q25 1Q26 Advertising Revenue Services -11% $110M $99M 1Q25 1Q26 RR&O +75% $17M $29M 1Q25 1Q26 Other Revenue Net Revenue +1% $359M $361M 1Q25 1Q26

Ye lp Q 1 20 26 5 24 Initiatives to drive long-term, profitable growth In 2026, we are continuing to invest in Yelp’s AI transformation, guided by three areas of strategic focus designed to deliver growth through product innovation: > Reconceive Yelp around answers and actions > Deliver AI tools that help service pros and other local businesses grow, operate and succeed > Extend our reach to power local discovery across the AI ecosystem Through these strategic initiatives, we are transforming key parts of Yelp: the experience, the technology, and the value we provide to consumers and businesses. Our updated review submission flow enables users to post high-resolution videos AI-powered review topics suggest helpful items for contributors to cover when writing a review Depictions of Yelp's features are provided for illustrative purposes only, and may differ from the actual product. I was just blown away by people having these conversations with the AI. It's the voice, the inflection, the way Yelp Host can build on the information and extrapolate and can speak words you never typed into the backend. We've had guests walk up to us in the restaurant and compliment us on it. - John Garbiel, Owner, Metropolitan Diner

Ye lp Q 1 20 26 6 24 Reconceive Yelp around answers and actions We are reconceiving how consumers and businesses connect on Yelp by building a conversational user experience that provides answers and enables actions. Yelp Assistant is the foundation of this initiative and, in the first quarter, it connected more consumers and service pros than ever before. Its growing adoption accounted for approximately 15% of Request-a-Quote projects2 in the quarter. Building on Yelp Assistant’s momentum in our Services categories, we rolled out a new Yelp Assistant that supports local discovery across every business category on Yelp. This expanded version of Yelp Assistant, which is accessible through the Assistant tab on the Yelp app, delivers trusted recommendations with clear explanations of why each business is a fit, surfacing relevant user reviews, star ratings, and other helpful details. Users can ask follow-up questions about any business, refine a search, and tap into any business's full reviews, photos, and business page to learn more. While still early, we are seeing positive signals and believe Yelp Assistant could ultimately drive deeper engagement. To provide an even more comprehensive experience by helping consumers complete tasks like initiating a reservation or booking an appointment in RR&O categories, we have also expanded our partner ecosystem. Consumers took advantage of the hundreds of thousands of new restaurants available for food ordering and delivery through our DoorDash partnership in the first quarter, driving 88% year-over-year growth in food ordering revenue. More recently, we announced new integrations with Vagaro and Zocdoc to enable users to book beauty, wellness, fitness, and healthcare appointments. In addition, we made a number of improvements to the broader consumer experience. We enhanced our Menu Vision feature to be even more visual and detail-rich. Images of a dish now instantly appear over the menu with its name, the number of related reviews and photos, and a “Popular” badge for standout items. We also improved how we match photos to menus, expanding menu coverage using our large dataset of photos and reviews while leveraging AI to better recognize dish names and synonyms. Depictions of Yelp's features are provided for illustrative purposes only, and may differ from the actual product. The new Yelp Assistant supports local discovery across every category on Yelp We leveraged AI to better recognize dish names and synonyms 2 Projects created by users through a Request-a-Quote flow or Yelp Assistant. Our enhanced Menu Vision feature is now more visual and detail-rich

Deliver AI tools that help service pros and other local businesses grow, operate & succeed

Our investments in advertising technology and operational tools that deliver value to businesses, regardless of whether they are advertisers, have helped us attract and retain new customers. We made progress against these efforts in the first quarter, reflected in the recent launch of a number of new features and products designed to help business owners succeed.

Our team continued to scale Yelp Host, our AI-powered call answering service offering for restaurants, which surpassed an annual run rate[3] of 1.5 million calls handled in April, more than doubling from January. Looking ahead, we plan to roll out new improvements and functionality, including the ability to place food orders over the phone, which we believe will considerably expand the market opportunity. Overall, **we estimate there is a market opportunity of over a billion dollars in the United States for Yelp Host**, and we believe that with our best-in-class offering and expansive distribution, we are well positioned to capture meaningful share.

Since our acquisition of Hatch in February, we have been pleased with the team's early progress. **Hatch's annual run rate revenue exceeded $34 million in March, up 92% year over year and 27% from November 2025.[4]** Looking ahead, we plan to expand Hatch's voice capabilities and develop even more functionalities for its lead management tools to deliver high-quality leads to Services businesses. We have also reallocated Yelp go-to-market and engineering resources to help accelerate Hatch's growth initiatives given the considerable opportunity we see ahead.

Yelp Host surpassed an annual run rate of 1.5M calls handled in April


New reservation
Hi, how can I help you?
Can I book a table for 2 people tonight at 6 pm?
83992
Yelp Host: Your 6 pm reservation is confirmed.

Hatch's annual run rate revenue exceeded $34M in March

Hatch Annual Run Rate Revenue


+92%
+27%
$34M
March 2025
November 2025
March 2026

[3] References to the "annual run rate" of certain metrics throughout the letter are calculated by annualizing the metric's results for the indicated period. For example, we calculate annual run rate based on a metric's results for a given month by multiplying those results by 12, or for a given quarter by multiplying the results by four.

[4] Hatch revenue includes overage fees. Growth rates are calculated based on pre-acquisition results that reflect Hatch's internal, unaudited financial records, which have not been audited or reviewed by an independent accounting firm. As such, year-over-year growth rates should be considered approximate and may not be directly comparable to current-period figures prepared under our accounting policies.

7
24
Yelp Q1 2026

Ye lp Q 1 20 26 8 24 To further reduce friction for business owners looking to manage their business page or advertise on Yelp, we introduced an improved Business Owner Account experience. For advertisers, administrative activities are now streamlined via a new AI-powered support chatbot that handles account access, billing and troubleshooting without the delay caused by traditional customer service bottlenecks. We also added new tools for advertisers to reach the right customers more effectively. These include improvements that simplify the advertising experience across the full lifecycle, from setup to optimization. For example, if a business doesn't have photos on its Yelp page, new tools allow the business to import high-quality images from its website to use in ads, removing a common barrier to getting started. We also redesigned Yelp Ads to be cleaner and more engaging, with updated layouts and smoother interactions so ads stand out more effectively in search results. Additionally, when previewing a campaign, businesses now see their real-time star rating and review count, so they know exactly how their ad will appear to customers. We redesigned Yelp Ads to be cleaner and more engaging We redesigned Yelp Ads to be cleaner and more engaging

Ye lp Q 1 20 26 9 24 Extend our reach to power local discovery across the AI ecosystem As local discovery moves beyond traditional search into new devices, apps and AI-powered interfaces, we believe Yelp is well positioned to serve as an essential partner wherever consumers are making local decisions. Through data licensing and APIs, we are extending access to our trusted content to provide consumers with reliable local answers. We continued to make progress monetizing our trusted content in the first quarter and saw robust demand for our data licensing products, contributing to strong growth in other revenue. We secured new licensing agreements, including with OpenAI, and have continued to expand integrations with existing partners, such as Alexa+, where users can book and manage Yelp restaurant reservations through our Reservations API. Consumers can now find licensed Yelp content on Amazon Alexa, Apple Maps, Microsoft Bing, Meta.ai, and Yahoo, among many other platforms. Looking ahead, we see substantial opportunity to expand upon our existing agreements and pursue new licensing deals within the AI ecosystem that allow for Yelp’s trusted content to be seamlessly integrated into experiences off Yelp, including AI-powered local search interfaces.

Investing for growth

In recent years, we have delivered strong profitability through our product-led strategy as we held overall headcount approximately flat. In 2026, we are investing behind high-return areas that we believe will transform Yelp and reaccelerate growth. In particular, we see an opportunity to drive significant growth in our other revenue line, through AI-driven offerings such as Yelp Host, Hatch, and data licensing. As these accretive revenue streams continue to gain traction, **we are targeting an annual run rate of $250 million in other revenue by the end of 2028, more than double the $116 million annual run rate delivered in the first quarter of this year.**

At the same time, we see substantial opportunities to unlock operational efficiencies and increase employee productivity with AI, giving us greater confidence in the margin potential of our business. As a result of these top and bottom line efforts, **we believe we can drive strong growth in adjusted EBITDA margin over the next several years.**

Lastly, **stock-based compensation ("SBC") as a percentage of revenue decreased by two percentage points year over year to 8% in the first quarter.** We expect that the impact of our efforts to reduce SBC, coupled with continued share repurchases, will stack over time and benefit GAAP profitability in the years to come, particularly earnings per share, which was $0.30 on a diluted basis in the first quarter. **We also continue to expect that we will reduce SBC to less than 6% of revenue by the end of 2027.**

We are targeting an annual run rate of $250 million


Other Revenue Annual Run Rate
$116M
$250M
1Q26
End of 2028

Committed to reducing SBC as a percentage of revenue


Stock-based Compensation Expense, % of Revenue
11%
9%
~7%
< 6%
2024
2025
2026E
End of 2027

10
24
Yelp Q1 2026

Ye lp Q 1 20 26 Product innovation highlights We added new tools for advertisers to reach the right customers effectively We announced an integration with Vagaro, enabling users to book beauty, wellness and fitness appointments We announced an integration with Zocdoc, enabling users to book healthcare appointments The new Yelp Assistant now supports local discovery across every business category on Yelp We enhanced our Menu Vision feature to be even more visual and detail rich 11 24

Ye lp Q 1 20 26 12 24 Prudent capital allocation As we work to transform the way consumers and businesses interact through Yelp, our approach to capital allocation remains focused on three priorities: investing in additional strategic transactions, driving traffic acquisition, and returning excess capital to shareholders through share repurchases. In the first quarter, we repurchased $125 million worth of shares at an average purchase price of $24.58 per share, reflecting our disciplined approach and contributing to a 12% year-over-year decline in diluted shares outstanding. As of March 31, 2026, we had $414 million remaining under our existing repurchase authorization. We plan to continue repurchasing shares in 2026, subject to market and economic conditions. In summary, We continued to make significant progress transforming Yelp with AI in the first quarter, as we focused on deepening the connection between consumers and businesses. We are confident in our plans for the year and believe that our strategic initiatives will position us to drive long-term profitable growth. Sincerely, Total Repurchase Authorization Authorization Date Prudent Capital Allocation $2.0B Completed as of June 30, 2024 Remaining Authorization $200M $250M $250M $250M $250M $250M Nov ‘22Jul ‘17 Nov ‘18 Feb ‘19 Jan ‘20 Aug ‘21 Feb ‘24 $500M Jeremy Stoppelman David Schwarzbach Total Repurchase Authorization Jul ‘17 - Nov ’22 Feb ‘24 Feb ‘26 ~$2.5B$0.5B $0.5B ~$1.5B Prudent Capital Allocation Authorization Date Completed as of March 31, 2026 Remaining Authorization

Ye lp Q 1 20 26 13 24 Revenue Net revenue was $361 million in the first quarter of 2026, up 1% from the first quarter of 2025 and $6 million above the high end of our first quarter outlook range. Advertising revenue was $332 million in the first quarter of 2026, down 3% from the first quarter of 2025, primarily due to a decrease in revenue from RR&O businesses, partially offset by an increase in revenue from Services businesses. The decrease in RR&O revenue was driven by a decrease in ad clicks, partially offset by an increase in average CPC. The increase in Services revenue was driven by an increase in ad clicks, partially offset by an decrease in average CPC. Other revenue was $29 million in the first quarter of 2026, up 75% from the first quarter of 2025. The increase was primarily due to the addition of revenue from Hatch, an increase in revenue from our Yelp Places API program, and food ordering partnerships. Net Revenue by Product (In thousands; unaudited) First Quarter 2026 Financial Review Three Months Ended March 31, 2026 2025 Net revenue by product: Advertising revenue by category: Services $ 233,786 $ 231,576 Restaurants, Retail & Other 98,702 110,425 Total Advertising 332,488 342,001 Other 28,969 16,533 Total net revenue $ 361,457 $ 358,534 Net Revenue +1% $359M $361M 1Q25 1Q26

Operating expenses, net income & adjusted EBITDA

Cost of revenue (exclusive of depreciation and amortization) was $38 million in the first quarter of 2026, up 10% from the first quarter of 2025. The increase was driven by higher website infrastructure expenses resulting from maintaining and improving our infrastructure, including the integration of AI products, as well as additional infrastructure expenses due to our acquisition of Hatch. These increases were partially offset by a decrease in advertising fulfillment costs, largely attributable to lower Yelp Audiences spend.


COR % of Revenue
10%
11%
1Q25
1Q26

Sales and marketing expenses were $153 million in the first quarter of 2026, up 5% from the first quarter of 2025. The increase was primarily driven by increased spend on consumer and business owner marketing, as well as increased sales and marketing employee-related costs, primarily resulting from higher average headcount in sales and marketing roles, including headcount from the acquisition of Hatch.


S&M % of Revenue
41%
42%
1Q25
1Q26

Product development expenses were $77 million in the first quarter of 2026, down 8% from the first quarter of 2025. The decrease was primarily driven by lower employee-related costs resulting from more employee costs being capitalized, a higher proportion of employee work directed toward infrastructure enhancements (resulting in more costs included in cost of revenue), and lower cost of labor, partially offset by additional headcount related to the Hatch acquisition.


PD % of Revenue
23%
21%
1Q25
1Q26

General and administrative expenses were $49 million in the first quarter of 2026, down 5% from the first quarter of 2025. The decrease was primarily driven by lower indemnifiable expenses related to the RepairPal acquisition, a reduction in our provision for credit losses and decreased SBC expense. These decreases were partially offset by an increase in acquisition and integration costs in connection with our acquisition of Hatch.


G&A % of Revenue
14%
14%
1Q25
1Q26

Depreciation and amortization expenses were $16 million in the first quarter of 2026, up 31% from the first quarter of 2025. The increase was primarily attributable to intangible assets acquired in the Hatch acquisition and higher capitalized website and internal-use software development costs.


D&A % of Revenue
3%
4%
1Q25
1Q26

14 / 24
Yelp Q1 2026

Ye lp Q 1 20 26 15 24 Total costs and expenses were $334 million in the first quarter of 2026, up 2% from the first quarter of 2025. Other income, net was $3 million in the first quarter of 2026, down 55% from the first quarter of 2025. The decrease was driven by lower interest income as a result of lower average cash, cash equivalents, and marketable securities balances and lower interest rates, as well as due to an increase in interest expense related to the credit facility borrowings incurred during the current period. Provision for income taxes was $12 million in the first quarter of 2026, up 12% from the first quarter of 2025. The increase was primarily driven by an increase in the discrete tax expense primarily related to SBC expense. Net income was $18 million in the first quarter of 2026, down 27% from the first quarter of 2025. Net income margin decreased two percentage points from the first quarter of 2025 to 5% in the first quarter of 2026. Diluted net income per share was $0.30 in the first quarter of 2026, down from $0.36 in the first quarter of 2025, reflecting the decrease in net income, partially offset by the decrease in weighted-average diluted shares outstanding. Adjusted EBITDA was $79 million in the first quarter of 2026, down 7% from the first quarter of 2025. Adjusted EBITDA margin decreased two percentage points from the first quarter of 2025 to 22%. Balance sheet At the end of March 2026, we held $110 million in cash and cash equivalents on our condensed consolidated balance sheets, and $130 million in net borrowings under our credit facility. 19% 17% 19% 17% 8% 7% M ar gi n Net Income -27% $24M $18M 1Q25 1Q26 57 Adjusted EBITDA -7% $85M $79M 1Q25 1Q26 M ar gi n 24% 22%

Ye lp Q 1 20 26 16 24 Business Outlook We anticipate that the challenging economic environment for local businesses will persist into the second quarter and continue impacting advertising revenue across categories. At the same time, we expect our investments in our strategic initiatives to drive strong growth in other revenue. As a result, we anticipate second quarter net revenue will be in the range of $363 million to $368 million. For the full year, we continue to expect net revenue will be in the range of $1.455 billion to $1.475 billion. Turning to margin, we expect expenses will increase sequentially as we invest in our AI transformation and increase marketing spend. As a result, we anticipate second quarter adjusted EBITDA will be in the range of $70 million to $75 million. For the full year, we continue to expect adjusted EBITDA will be in the range of $310 million to $330 million. For the second quarter and full year, our expected adjusted EBITDA ranges exclude accrued acquisition and integration-related payments for continuing Hatch employees of approximately $4 million and $13 million, respectively, which we do not believe are indicative of our ongoing operating performance. $369M Adjusted EBITDA Outlook 2025 2026E $310M-$330M * Yelp has not reconciled its Adjusted EBITDA outlook to Net income (loss) under GAAP because it does not provide an outlook for GAAP Net income (loss) due to the uncertainty and potential variability of Other income, net and Provision for (benefit from) income taxes, which are reconciling items between Adjusted EBITDA and GAAP Net income (loss). Because Yelp cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP Net income (loss). For more information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below. 2025 2026E $1.465B $1.455B-$1.475B Net Revenue Outlook Second Quarter 2026 Full Year 2026 Net revenue $363M to $368M $1.455B to $1.475B Adjusted EBITDA* $70M to $75M $310M to $330M Stock-based compensation expense as a % of Net revenue ~8% ~7% Depreciation and amortization as a % of Net revenue ~5% ~4%

Ye lp Q 1 20 26 17 24 Quarterly Earnings Webcast Yelp will host a live webcast today at 2:00 p.m. PDT to discuss the first quarter 2026 financial results and outlook for the second quarter and full year 2026. The webcast can be accessed on the Yelp Investor Relations website at yelp-ir.com. A replay of the webcast will be available at the same website. About Yelp Yelp Inc. (yelp.com) is a community-driven platform that connects people with great local businesses. Millions rely on Yelp to inform their spending decisions and get things done. By combining authentic human content and AI technologies, including the new Yelp Assistant, Yelp helps people move seamlessly from discovery to taking action, whether it’s requesting quotes, making reservations, ordering food, scheduling appointments, or connecting with the right businesses for their needs. Yelp was founded in San Francisco in 2004.

Ye lp Q 1 20 26 18 24 Condensed Consolidated Balance Sheets (In thousands; unaudited) March 31, 2026 December 31, 2025 Assets Current assets: Cash and cash equivalents $ 110,412 $ 216,062 Short-term marketable securities — 103,290 Accounts receivable, net 152,211 153,224 Prepaid expenses and other current assets 39,409 42,359 Total current assets 302,032 514,935 Property, equipment and software, net 95,368 91,685 Operating lease right-of-use assets 17,371 16,046 Goodwill 355,625 135,847 Intangibles, net 98,773 49,038 Other non-current assets 144,129 150,927 Total assets $ 1,013,298 $ 958,478 Liabilities and Stockholders’ Equity Current liabilities: Accounts payable and accrued liabilities $ 155,031 $ 158,789 Operating lease liabilities — current 7,063 7,426 Deferred revenue 11,628 5,845 Total current liabilities 173,722 172,060 Revolving credit facility 130,000 — Operating lease liabilities — long-term 17,861 17,451 Other long-term liabilities 60,626 58,115 Total liabilities 382,209 247,626 Stockholders’ equity: Preferred stock — — Common stock — — Additional paid-in capital 2,041,401 2,010,948 Treasury stock (6,264) (999) Accumulated other comprehensive loss (9,601) (7,677) Accumulated deficit (1,394,447) (1,291,420) Total stockholders’ equity 631,089 710,852 Total liabilities and stockholders’ equity $ 1,013,298 $ 958,478

Ye lp Q 1 20 26 19 24 Condensed Consolidated Statements of Operations (In thousands, except per share data; unaudited) Three Months Ended March 31, 2026 2025 Net revenue $ 361,457 $ 358,534 Costs and expenses: Cost of revenue1 38,409 34,828 Sales and marketing1 153,010 146,284 Product development1 77,157 83,905 General and administrative1 49,350 51,707 Depreciation and amortization 16,233 12,350 Total costs and expenses 334,159 329,074 Income from operations 27,298 29,460 Other income, net 2,586 5,771 Income before income taxes 29,884 35,231 Provision for income taxes 12,149 10,840 Net income attributable to common stockholders $ 17,735 $ 24,391 Net income per share attributable to common stockholders: Basic $ 0.30 $ 0.37 Diluted $ 0.30 $ 0.36 Weighted-average shares used to compute net income per share attributable to common stockholders: Basic 58,816 65,261 Diluted 59,374 67,324 1 Includes stock-based compensation expense as follows: Three Months Ended March 31, 2026 2025 Cost of revenue $ 1,140 $ 1,171 Sales and marketing 6,454 7,639 Product development 14,710 19,409 General and administrative 8,203 9,250 Total stock-based compensation $ 30,507 $ 37,469

Ye lp Q 1 20 26 20 24 Condensed Consolidated Statements of Cash Flows (In thousands; unaudited) Three Months Ended March 31, 2026 2025 Operating Activities Net income $ 17,735 $ 24,391 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation and amortization 16,233 12,350 Provision for credit losses 9,438 10,559 Stock-based compensation 30,507 37,469 Amortization of right-of-use assets 1,703 3,440 Deferred income taxes 9,705 3,287 Amortization of deferred contract cost 5,559 6,013 Other adjustments, net 1,298 1,252 Changes in operating assets and liabilities, net of acquisition: Accounts receivable (8,015) (13,998) Prepaid expenses and other assets (14,727) (617) Operating lease liabilities (2,814) (9,902) Accounts payable, accrued liabilities and other liabilities (8,806) 23,751 Net cash provided by operating activities 57,816 97,995 Investing Activities Purchases of marketable securities (5,975) (15,134) Sales and maturities of marketable securities 109,293 13,610 Maturities of other investments 5,000 — Acquisition, net of cash received (263,600) — Purchases of property, equipment and software (12,660) (10,531) Other investing activities 61 52 Net cash used in investing activities (167,881) (12,003) Financing Activities Proceeds from issuance of common stock for employee stock-based plans 8,726 273 Taxes paid related to the net share settlement of equity awards (9,792) (19,486) Repurchases of common stock (124,001) (62,500) Proceeds from revolving credit facility 165,000 — Repayments on revolving credit facility (35,000) — Other financing activities (18) — Net cash provided by (used in) financing activities 4,915 (81,713) Effect of exchange rate changes on cash, cash equivalents and restricted cash (267) 652 Change in cash, cash equivalents and restricted cash (105,417) 4,931 Cash, cash equivalents and restricted cash — Beginning of period 216,289 217,682 Cash, cash equivalents and restricted cash — End of period $ 110,872 $ 222,613

Ye lp Q 1 20 26 21 24 Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except percentages; unaudited) 1 Recorded within general and administrative expenses on our condensed consolidated statements of operations. 2 Represents expenses for which we expect to be indemnified in connection with our acquisition of RepairPal. Indemnifiable expenses during the three months ended March 31, 2025 consist of expenses recorded in connection with an indemnification obligation assumed in the RepairPal acquisition, for which we were subsequently indemnified through the release of a portion of the RepairPal holdback. 3 Acquisition and integration costs during the three months ended March 31, 2026 represent costs related to the Hatch acquisition and include accrued acquisition- and integration-related compensation. Acquisition and integration costs during the three months ended March 31, 2025 represent costs related to the RepairPal acquisition. Three Months Ended March 31, 2026 2025 Reconciliation of Net Income to Adjusted EBITDA: Net income $ 17,735 $ 24,391 Provision for income taxes 12,149 10,840 Other income, net (2,586) (5,771) Depreciation and amortization 16,233 12,350 Stock-based compensation 30,507 37,469 Indemnifiable expenses¹,2 896 5,126 Acquisition and integration costs¹,3 4,420 539 Adjusted EBITDA $ 79,354 $ 84,944 Net revenue $ 361,457 $ 358,534 Net income margin 5% 7 % Adjusted EBITDA margin 22% 24 % Three Months Ended March 31, 2026 2025 Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow: Net cash provided by operating activities $ 57,816 $ 97,995 Purchases of property, equipment and software (12,660) (10,531) Free cash flow $ 45,156 $ 87,464 Net cash used in investing activities $ (167,881) $ (12,003) Net cash provided by (used in) financing activities $ 4,915 $ (81,713)

Key Financial and Operational Metrics (In thousands, except for percentages; unaudited)

	1Q23	2Q23	3Q23	4Q23	1Q24	2Q24	3Q24	4Q24	1Q25	2Q25	3Q25	4Q25	1Q26
Advertising Revenue by Category													
Services[1]	$183,520	$200,274	$206,178	$203,140	$203,288	$222,955	$228,009	$224,840	$231,576	$240,802	$243,805	$231,381	$233,786
Restaurants, Retail & Other[2]	$113,623	$121,698	$123,854	$124,231	$114,350	$118,383	$116,397	$120,798	$110,425	$112,895	$113,547	$106,829	$98,702
Total Advertising Revenue	$297,143	$321,972	$330,032	$327,371	$317,638	$341,338	$344,406	$345,638	$342,001	$353,697	$357,352	$338,210	$332,488
Paying Advertising Locations by Category[3]													
Services[1]	238	238	235	245	252	254	252	250	261	260	258	250	250
Restaurants, Retail & Other[2]	316	325	326	299	278	277	272	271	256	255	254	246	235
Total Paying Advertising Locations	554	563	561	544	530	531	524	521	517	515	512	496	485
Year-over-Year Percentage Change in Ad Clicks & Average CPC													
Ad Clicks[4]	1%	0%	9%	9%	8%	9%	2%	5%	-3%	-7%	-11%	-8%	-10%
Average CPC[5]	14%	14%	4%	4%	-1%	-1%	3%	0%	9%	11%	14%	6%	8%

[1] Includes Home, Local, Auto, Professional, Pets, Real Estate, Financial and Event Services categories

[2] Includes Restaurants, Shopping, Beauty & Fitness, Health and Other categories

[3] On a monthly average basis

[4] Ad clicks represent user interactions with our pay-for-performance advertising products, including clicks on advertisements on our website and mobile app, clicks on syndicated advertisements on third-party platforms, and Request-a-Quote submissions. Ad clicks do not include user interactions with ads sold through our advertising partnerships.

[5] We define Average CPC as revenue from our performance-based ad products — excluding revenue from our advertising partnerships as well as certain revenue adjustments that do not impact the outcome of an auction for an individual ad click, such as refunds — divided by the total number of ad clicks for a given period.

More information about the Company, including the Company's Key Operational and Financial Metrics definitions can be found in the Company's most recent Quarterly or Annual Report filed with the SEC, available at yelp-ir.com or the SEC's website at sec.gov.

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Yelp Q1 2026

Ye lp Q 1 20 26 Non-GAAP Financial Measures This letter and statements made during the above referenced webcast may include information relating to Adjusted EBITDA, Adjusted EBITDA margin and Free cash flow, each of which is a “non-GAAP financial measure.” We define Adjusted EBITDA as net income (loss), adjusted to exclude: provision for (benefit from) income taxes; other income, net; depreciation and amortization; stock-based compensation expense; and, in certain periods, certain other operating income and expense items, such as expenses for which we expect to be indemnified, acquisition and integration costs, and other items that we deem not to be indicative of our ongoing operating performance. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net revenue. We define Free cash flow as net cash provided by (used in) operating activities, less cash used for purchases of property, equipment and software. Adjusted EBITDA and Free cash flow, which are not prepared under any comprehensive set of accounting rules or principles, have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of Yelp’s financial results as reported in accordance with GAAP. In particular, Adjusted EBITDA and Free cash flow should not be viewed as substitutes for, or superior to, net income (loss) or net cash provided by (used in) operating activities prepared in accordance with GAAP as measures of profitability or liquidity. Some of these limitations are: > although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements; > Adjusted EBITDA does not reflect changes in, or cash requirements for, Yelp’s working capital needs; > Adjusted EBITDA does not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to Yelp; > Adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation; > Adjusted EBITDA does not take into account certain other operating income and expense items, such as indemnifiable expenses, acquisition and integration costs, or other costs that management determines are not indicative of our ongoing operating performance; > Free cash flow does not represent the total residual cash flow available for discretionary purposes because it does not reflect our contractual commitments or obligations; and > other companies, including those in Yelp’s industry, may calculate Adjusted EBITDA and Free cash flow differently, which reduces their usefulness as comparative measures. Because of these limitations, you should consider Adjusted EBITDA, Adjusted EBITDA margin and Free cash flow alongside other financial performance measures, including net income (loss), net cash provided by (used in) operating activities and Yelp’s other GAAP results. Forward-Looking Statements This letter contains, and statements made during the above-referenced webcast will contain, forward-looking statements relating to, among other things, the future performance of Yelp and its consolidated subsidiaries, that are based on Yelp’s current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding: Yelp’s expected financial and operational results, including its expectations regarding other revenue growth; Yelp’s plans and ability to drive profitable growth in 2026 and the long term as well as to accelerate its AI transformation; Yelp’s expectations regarding market opportunities and its ability to meaningfully capture them, the drivers of its business performance and the timing of expenses; Yelp’s plans for and ability to execute on its strategic initiatives, particularly its AI transformation, as well as the expected results thereof; Yelp’s product roadmap, planned investments therein, and expected benefits therefrom; Yelp’s integration of Hatch and its plans for strategic acquisitions, the impact of such acquisitions and their expected benefits; Yelp’s expectations regarding its ability to achieve operational efficiencies and increases in employee productivity with AI, as well as the benefits thereof; Yelp’s plans to reduce SBC expense as a percentage of revenue and the expected benefits therefrom; Yelp’s expectations regarding its share repurchase program; and Yelp’s expectations with respect to trends that will continue to impact its results of operations. 23 24

Ye lp Q 1 20 26 Yelp’s actual results could differ materially from those predicted or implied by such forward-looking statements and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: > Adverse macroeconomic conditions — particularly those affecting local economies — and their impact on consumer behavior and advertiser spending; > Yelp’s ability to maintain and expand its advertiser base; > Yelp’s ability to execute on its strategic initiatives, including its AI transformation, and the effectiveness thereof; > Yelp’s reliance on internet search engines and application marketplaces, certain providers of which offer products and services that compete directly with its products; > Yelp’s ability to successfully manage acquisitions of new businesses, solutions or technologies, such as Hatch, to successfully integrate those businesses, solutions or technologies, and to monetize such acquired products, solutions or technologies; > Yelp’s ability to continue to effectively operate with a remote work force and attract and retain key talent; > Yelp’s reliance on third-party service providers and strategic partners; > Competition in, and the rapid evolution of, Yelp’s industry; > Yelp’s ability to generate and maintain sufficient high-quality content from its users; > Yelp’s ability to maintain, protect and enhance its brand; and > Yelp’s ability to maintain the uninterrupted and proper operation of its technology and network infrastructure. Factors that could cause or contribute to such differences also include, but are not limited to, those factors that could affect Yelp’s business, operating results and stock price included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Yelp’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q at yelp-ir.com or the SEC’s website at sec.gov. Undue reliance should not be placed on the forward-looking statements in this letter or the above-referenced webcast, which are based on information available to Yelp on the date hereof. Such forward-looking statements do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof. Yelp assumes no obligation to update such statements. 24 24